UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2012

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200 HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Settlement of Hercules 185 Insurance Claim

On September 28, 2012, Hercules Offshore, Inc. (the “Company”) received final payment from its insurance underwriters for the previously disclosed damage to its Hercules 185 jackup drilling rig (the “Rig”). The Company and its insurance underwriters reached a global settlement, agreeing that the Rig should be considered a constructive total loss, and the Company received total insurance proceeds of $41.0 million for the Rig, including $7.5 million for its earlier claim relating to previous leg damage to the Rig. As part of the settlement, the Company agreed to transport and attempt to sell the Rig, with the Company being entitled to the first $1.5 million in proceeds from such sale and any sale proceeds in excess of $1.5 million being split seventy-five percent to the underwriters and twenty-five percent to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: October 1, 2012	By:	/s/ James W. Noe

James W. Noe
Senior Vice President, General Counsel and
Chief Compliance Officer